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                                                                   EXHIBIT 10.31


                                      LEASE


     THIS LEASE is made and entered into in the City of Louisville, Jefferson County, Kentucky, on this 10th day of April, 1995, by and between DIXIE WAREHOUSE & CARTAGE CO., a Kentucky corporation, of Louisville, Jefferson County, Kentucky, doing business as Dixie Industry and Commerce Park (hereinafter designated as "Lessor"), and Electronic Arts, Inc., a Delaware corporation, 1450 Fashion Island Boulevard, San Mateo, California 94404-2064
 (hereinafter designated as "Lessee").

                                   WITNESSETH:

     1. PREMISES: That for and in consideration of the rental, covenants, and conditions hereinafter stipulated to be paid and performed by Lessee, Lessor does hereby accept and lease unto Lessee and Lessee does hereby accept and lease from Lessor 120,000 square feet, being Sections 501 through 510 of Building 5, Dixie Industry and Commerce Park, 6708 Grade Lane, Louisville, Kentucky (the "Premises").

     2. TERM: To have and to hold the Premises for a term commencing April 28, 1995 and ending at 12:00 p.m. on April 28, 1996, unless sooner terminated as hereinafter provided.

     3. IMPROVEMENTS BY LESSOR: Lessee agrees to construct certain office facilities, at Lessee's sole expense, on the Premises generally as set forth on EXHIBIT A ("Lessee's

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Improvements").  The exact nature of these improvements will be shown by plans
(The "Lessee Improvement Plans") to be prepared by Genco, Inc. or any other general contractor chosen by Lessor and approved by Lessee ("Genco"), and which Lessee Improvement Plans shall be approved and signed by both parties. The Lessee Improvement Plans shall be attached hereto and made a part hereof as EXHIBIT A1. Lessor agrees to construct, at its sole expense, certain additional improvements (the "Lessor Improvements") on the Premises. The exact nature of these Lessor Improvements will be shown on plans (the "Lessor Improvements") to be prepared by Genco, and the Lessor Improvement Plans shall be signed by both parties. The Lessor Improvement Plans shall be attached hereto and made a part
hereof as EXHIBIT B.   Lessor shall cause the construction of the Lessor
Improvements to begin promptly upon the execution of this Lease and the signature by both parties of the Lessor Improvement Plans. During the time of construction of the Lessor Improvements, until May 15, 1995, Genco or such other contractor as Lessor may designate, shall have continuos access to the Premises and may be provided by Lessor with keys to the Premises, which shall be returned on completion of the construction. Lessee releases Lessor, Genco, and any such other contractor of any liability to Lessee for damage to Lessee's inventory which may result during the

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construction of the Lessor Improvements, which Lessor Improvements shall be completed no later than May 15, 1995.

     4. RENT: Lessee covenants to pay to Lessor, or to such persons or corporations as Lessor may from time to time designate in writing, a yearly rent of $403,200.00, payable in monthly installments in advance of $33,600.00, without previous demand therefor, on the first day of each and every calendar month during the term of this Lease and commencing on April 28, 1995; provided, however, Lessee shall pay during the one month period beginning April 28, 1995 and ending May 27, 1995, only such proportionate share of the monthly installment as is equal to the percentage of the Premises delivered on May 1, 1995 without possession by others. However, such exclusion shall not apply to any portion of the Premises occupied by Lessee's contractor or Genco, Inc. for purposes of constructing either the Lessee Improvements or the Lessor Improvements.

          The rental payments are to be made to Dixie Warehouse & Cartage Co. and mailed to Lessor at P.O. Box 36158, Louisville, Kentucky 40233. In the event that any rental payment for any month is not made within 5 days of the first day of the month in which such payment is due, the rent for the Premises for that particular month shall be increased by $250, without notice from Lessor to Lessee.

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     5.   USE:  The Premises shall be continuously used and occupied by Lessee throughout the term hereof only for the purposes of storage, repackaging and distribution of software and other related merchandise and for general office use.

          (a) Lessee will comply with all lawful requirements of City, County, State and other public authorities affecting the use and occupancy of the Premises, regardless of whether notice of violation of said requirements shall be served on Lessor or Lessee;

          (b) Lessor shall have the right, but shall not be required, to cure Lessee's default under such notice of violation referred to in paragraph 5(a) above, upon at least 24 hours notice given by Lessor to any "Management Employee" (as defined on EXHIBIT C attached hereto and made a part hereof, and which EXHIBIT C may be amended from time to time by written notice by Lessee to Lessor) of Lessee at the Premises, or upon notice given as provided in paragraph 23; in the event Lessor so cures such default, Lessor shall have the right to charge the cost of such curing to Lessee as additional rent; notwithstanding the foregoing, Lessor's right to cure such default shall apply only (i) in the event of an emergency involving damage, or imminent danger of such damage, to persons or property, or (ii) in circumstances where Lessor could be held liable for violations of law; and

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          (c)  Lessee shall not permit persons to interfere with quiet and peaceful possession of other tenants, permit such persons to be employed on the Premises, or anyone to habituate therein.

     6. COMMON AREAS: Lessor has constructed parking areas and drives which are available to all tenants in common, their customers and invitees, and Lessor agrees to repair and maintain said common areas. Lessee shall not obstruct the walks, parking lot or areaways adjacent to the Premises. Lessee shall not leave any truck or tractor trailer continuously parked either against the loading docks or in the common areas devoted to parking, nor shall Lessee use for storage or warehouse purposes any truck or tractor trailer parked against the loading docks or in any common area devoted to parking, nor shall Lessee park or permit any of its employees to park any boats or recreational vehicles in any common area devoted to parking.

          Lessor may promulgate other reasonable rules and regulations not otherwise in contravention of the terms of this Lease, including, but not limited to, reasonable rules governing security and fire prevention, and reasonable rules concerning the use of the common areas, which shall be for the good or welfare of all occupants of the property in the area controlled by Lessor, and these rules shall bind Lessee as a covenant of this Lease.

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     7.   SIGNS:  Lessor shall furnish one sign concerning Lessee's business on the exterior wall of the Premises, of the type and character of, and in keeping with other signs approved by Lessor for such purpose. Lessee agrees to maintain such sign in a good state of repair and to save Lessor harmless from any loss, cost or damage as a result of the erection, maintenance, existence and removal of same. Upon the termination of this Lease, the sign shall be the property of Lessor; provided, however, Lessor agrees to remove and dispose of the sign upon the termination of this Lease. Other than the sign identified above, Lessee shall not post, display, or use, or permit the posting, display or use by any third party, of any other sign anywhere upon the Premises, the common areas, or elsewhere in Dixie Industry and Commerce Park without the prior written consent of Lessor.

     8. TAXES: Lessor shall pay all property taxes and assessments levied upon the Premises, including the land and improvements thereon, and shall pay all property taxes on all common areas, including driveways, parking areas, and rail spur track.

     9. SUBORDINATION: At Lessor's option, this Lease shall be subordinated to any existing mortgages covering the Premises, and any extension or renewal thereof, or to any new mortgages which may be placed thereon from time to time. Upon request, Lessee

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shall promptly execute whatever instruments may be required to effect such subordination.

     10. CARE OF PREMISES: Lessee shall not perform any acts or carry on any practices which may injure any building on the Premises, commit waste to same, or be a nuisance or menace to other tenants; and shall keep the Premises under its control, including the adjacent area, clean and free from rubbish at all times; and shall not store trash or garbage within the Premises; and shall arrange for the regular removal of such trash and garbage. Lessee shall not burn any trash or garbage in or about the Premises. Lessor represents that the working elements of the Premises are, or will be at the time of Lessee's occupancy thereof, in good working order. Lessee agrees that it will surrender and deliver up the Premises in broom-clean condition at the end of the term hereof, or earlier if this Lease shall be terminated as hereinafter provided, in as good order and condition as at the time of Lessee's occupancy of same, reasonable use and ordinary wear and tear thereof and accidents by fire excepted, and shall at such time surrender all keys for the Premises to Lessor at the place then fixed for payment of rent. At the date of surrender of the Premises, representatives of Lessor and Lessee shall meet and inspect the Premises together. Lessee agrees that, at such time, independent of any other obligation of Lessee under this Lease, it shall reimburse

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Lessor for any necessary or appropriate repair or expenditure to put in good working order any of the following items with respect to the Premises: (a) fluorescent bulbs or ballasts; (b) metal halide warehouse lights; (c) any unit heater, thermostat, or vent not in good working order; (d) any overhead door, overhead door track, or related hardware, which is dented, damaged, punctured, or otherwise not in good working order; (e) any plumbing fixture not in good working order; and (f) dock levellers and dock seals.

     11. CLEANUP AND TRASH REMOVAL: Lessee agrees to keep the truck loading dock areas clean at all times and to have full trash containers promptly hauled away. Trash containers are to be located only on the exterior of the Premises and immediately adjacent to the south wall of the Premises in a gravel-surfaced area. If Lessee fails to do so, Lessor may, upon 24 hours oral notice to any Management Employee of Lessee, undertake such cleaning or hauling itself and bill its cost to Lessee as additional rent on the next date fixed for the payment of rent.

     12. REPAIRS AND MAINTENANCE: Lessor shall keep the foundations, exterior walls, roof, gutters and downspouts in good repair, except that Lessor shall not be required to make any repairs which become necessary by reason of the negligence of Lessee, its employees, agents, patrons, or suppliers' delivery truck drivers or helpers. In all other respects the Premises and appurtenances, including sanitary, systems and equipment, shall

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at all times be kept in good order, condition, and repair, serviced, replaced, and maintained by Lessee. Lessee shall, at its own cost, replace any broken glass, including plate glass, in the Premises. If Lessee fails to repair, service and maintain according to its obligation herein, Lessor may so repair, service and maintain for Lessee and bill the cost of such repair to Lessee as additional rent on the next date fixed for the payment of rent.

     13. ALTERATIONS AND IMPROVEMENTS: Lessee shall not make any changes, improvements, alterations, or additions to the Premises without the prior written consent of Lessor. Such changes, improvements, alterations, and additions as are approved will revert to Lessor, or will be promptly removed in their entirety from the Premises at the termination of the within Lease, and the Premises restored to their original condition by Lessee prior to the termination of this Lease, at the option of Lessor. Lessee agrees to indemnify and hold harmless Lessor against any liens, costs, damages, or expenses that may arise from such alterations or order of removal as provided above. Notwithstanding the foregoing, Lessee shall be required to remove only such improvements as are so designated on EXHIBITS A AND B.

     14. CONDUCT OF BUSINESS: Lessee shall not use any advertising medium that shall be a nuisance to Lessor or Lessor's other tenants, such as loud speakers, phonographs or radio, in a

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manner to be heard outside of the Premises.  Lessee shall not install any exterior lighting, shades, or awnings or any exterior decorations, or paintings, or build any fences; nor shall Lessee install any radio or television antennae, loud speakers, sound amplifiers, or similar devices on the roof or exterior walls of the building unless with the advance written consent of Lessor. Lessee shall continuously conduct its business in a normal manner and so as not to be a nuisance or menace or interference to other tenants, and so as not to impair in any way the business reputation and merchandising standards of Dixie Warehouse & Cartage Co.

     15. INSURANCE. If, during the term hereof, Lessee by reason of its use and occupancy of the Premises causes any increase in rates payable for insurance which Lessor or Lessor's other tenants carry on the Premises, or upon the building in which the Premises are located, then such additional premiums shall be paid by Lessee as additional rent upon demand. Any insurance carried by or for the benefit of Lessor or Lessee on the Premises shall be without recourse against Lessee or Lessor for any liability thereunder, and Lessor and Lessee shall not subrogate or assign to any insurance carrier, or reserve to Lessor or Lessee, any rights or causes of action against Lessor or Lessee for any reason whatsoever; provided, however, that such coverage is available at reasonable cost.

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          Lessee agrees that during the term of this Lease it shall hold Lessor harmless and shall fully indemnify Lessor at all times against any and all loss, claim, damage or liability arising out of or in any way connected with accidents, injury sustained, or other like happenings in, upon or about the building, appurtenances, and other areas demised to Lessee under this Lease. However, such indemnification by Lessee shall not extend to damage caused by Lessor's willful misconduct or gross negligence. In addition, Lessee shall have delivered to Lessor a certificate or certificates of public liability insurance in the amount of $1,000,000 combined single limit coverage bodily injury and property damage. Lessee shall maintain workers' compensation coverage on its employees.

     16. ASSIGNMENT OR SUBLETTING: Lessee shall not sell, assign, mortgage, pledge, sublease, or in any manner transfer this Lease or any estate or interest therein, nor rent the Premises or any part or parts thereof, nor grant any license or concessions therein, without the previous written consent of Lessor in each instance; provided, however, Lessor agrees that Lessee may sublease 40,000 square feet of the Premises (the "Subleased Space") to Extron, which Subleased Space shall be used for the sole purpose of receiving, assembling and shipping software components. Lessor shall not unreasonably withhold such consent. Consent by Lessor to one assignment of this Lease or to

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one subletting of the Premises shall not be a waiver of Lessor's rights under this paragraph as to subsequent assignment or subletting. Notwithstanding consent, including, but not limited to Lessee's sublease to Extron, such assignment or subletting shall not relieve Lessee of any obligation imposed on it upon terms and conditions of the within Lease, and Lessee shall remain primarily liable for rent for the balance of the term. Lessor's rights to sell, assign, or otherwise transfer this Lease are and shall remain unqualified.

     17. ACCESS TO PREMISES: Lessor reserves the right to enter upon the Premises at all reasonable hours for the purpose of inspecting the same, or of making repairs, additions, or alterations to the building in which the Premises are located or to exhibit the Premises to prospective tenants, purchasers or others. Notwithstanding the foregoing, Lessor agrees to coordinate any such entry into the building on the Premises with Lessee's security personnel prior to Lessor's arrival on the Premises and that Lessee's security personnel shall remain with Lessor during any such entry by Lessor.

     18. UTILITIES: Lessor shall pay all water and sewage charges for normal restroom usage, and Lessee shall pay for all other water and sewage charges. Lessee shall pay all charges for heat, electricity, and garbage disposal services, and all other utilities used on or about the Premises. Lessee shall at all

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times maintain sufficient heat in the Premises to prevent freezing and bursting of the plumbing, water and sprinkler lines.

     19. EMINENT DOMAIN: If the Premises be subjected to any eminent domain proceedings, this Lease shall terminate if all of the Premises are taken or if the portion taken is so extensive that in Lessee's reasonable judgment the residue is wholly inadequate for Lessee's purposes, as set out in paragraph 5 hereof. If the taking be partial, and Lessee does not terminate, then Lessee's rent shall be reduced in the proportion which the space taken bears to the space originally leased. In such condemnation proceedings, Lessee may claim compensation for the taking of any removable installations which by the terms of this Lease Lessee would be permitted to remove at the expiration of this Lease, but Lessee shall be entitled to no additional award (subject to Lessee's entitlement, if any, to receive relocation benefits from the condemning agency), it being agreed that all damages allocable to full fee simple ownership of the entire Premises shall in any event be payable to Lessor.

     20. FIRE CLAUSE: In case the Premises shall be so injured or damaged by fire or other causes as to be rendered untenable, and so that necessary repairs or rebuilding cannot be made within ninety (90) days, Lessor or Lessee may terminate this Lease, and Lessee shall be allowed an abatement of rent from the time the Premises were rendered untenable. If the damage

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is such that rebuilding and repairs can be completed within ninety (90) days or if neither Lessor nor Lessee elects to terminate as hereinabove provided, Lessor agrees to make such repairs with reasonable promptness and dispatch, and to allow Lessee an abatement in rent for such time as the building remains untenantable, and Lessee covenants and agrees that the terms of this Lease shall not otherwise be affected.

     21.  PROHIBITION OF INVOLUNTARY ASSIGNMENT; BANKRUPTCY OR INSOLVENCY:

          (a) Neither this Lease nor the leasehold estate of Lessee nor any interest of Lessee hereunder in the Premises or in the building or improvements thereon shall be subject to involuntary assignment, transfer or sale, or to assignment, transfer or sale by operation of law in any manner whatsoever, and any such attempt at involuntary assignment, transfer or sale shall be void and of no effect.

          (b) Without limiting the generality of paragraph 21(a), Lessee agrees that in the event any proceedings are instituted in a court of competent jurisdiction for the reorganization, liquidation or involuntary dissolution of Lessee, or for its adjudication as a bankrupt or insolvent, or for the appointment of a receiver of the property of Lessee and such proceedings are not dismissed and any receiver, trustee or liquidator appointed therein discharged within thirty (30) days

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after the institution of such proceedings, such action shall be deemed to constitute a breach of this Lease by Lessee, and Lessor may at its election, without notice or entry or other action of Lessor, terminate this Lease and also all rights of Lessee under this Lease in and to the demised Premises and also all rights of any persons claiming under Lessee.

     22. REMEDIES: In addition to all other remedies provided by law, Lessor may terminate the estate and term demised without further liability whatsoever on its part by written notice to Lessee upon the happening of any one of the following events, if the same are not remedied within thirty (30) days after transmittal of notice in accordance with the provisions of paragraph 23 hereof to Lessee:

          (a) The making by Lessee of an assignment of this Lease for the benefit of its creditors;

          (b) The levying of a writ of execution or attachment on or against the property of Lessee on the Premises;

          (c) The doing, or permitting to be done, by Lessee of any act which creates a mechanic's lien or claim (a "Lien") therefor against the land or building of which the Premises are a part; provided that Lessee shall have thirty days after receipt of such notice to either pay or bond off the Lien;

          (d) The failure of Lessee to perform any other of its covenants under this Lease provided that if such failure cannot

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reasonably be remedied within thirty (30) days, Lessee shall not be at fault hereunder if such remedy is begun within such thirty (30 days) and pursued diligently thereafter;

          (e) The "Abandonment" by Lessee of the Premises before the end of the demised term. For purpose of this Lease, the term "Abandonment" shall mean the failure of Lessee to (i) keep security personnel on the Premises during normal business hours; (ii) maintain HVAC on the Premises at a minimum temperature required to prevent damage to the Premises or any portion thereof ; and (iii) keep secure all outside entrances to the Premises;

          (f) The failure of Lessee to pay an installment of rent or additional rent, or any part thereof within ten (10) days after due, in which event no thirty (30) days notice is required, and Lessor may terminate the estate immediately upon written notice to Lessee.

          Upon termination of the estate Lessor may re-enter the Premises with or without process of law using such force as may be necessary, expel all persons and chattels therefrom, and thus repossess and enjoy the Premises as Lessor's former estate; and Lessor may distrain for any rent that may be due on any property belonging to Lessee, whether the same be exempt from execution and distress by law or not; and Lessee covenants that in case of such termination it will continue primarily liable for the

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payment of rent hereunder, and that it will indemnify Lessor against all loss of rent which Lessor may incur by reason of such termination during the remainder of the term, and Lessor may sue Lessee for the rent from time to time as it accrues hereunder. Lessor shall not be liable in damages or otherwise by reason of re-entry or termination of this Lease.

          In the event of any breach hereunder by Lessee, Lessor may immediately, or at any time thereafter, without notice, cure such breach for the account and at the expense of Lessee. If Lessor at any time, by reason of such breach, is compelled to pay, or elects to pay, any sum of money, or is compelled to incur any expense, in instituting or prosecuting any action or proceeding to enforce Lessor's rights hereunder, the sum or sums so paid by Lessor, with interest thereon at the rate of twelve percent (12%) per annum from the date of payment thereof, shall be deemed to be additional rent hereunder and shall be due from Lessee to Lessor on the first day of the month following the payment of such respective sums or expenses.

          All rights and remedies of Lessor herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law, and such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

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          Should Lessor be in default under the terms of this Lease, Lessor shall have reasonable and adequate time in which to cure the same after written notice to Lessor by Lessee of such default.

     23. NOTICES: Any notice required or permitted under this Lease must be in writing and shall be deemed sufficiently given or served if sent by certified or registered mail to Lessee at 1450 Fashion Boulevard, San Mateo, California 94404-2064 to the attention of Ms. Pam Samson, and to Lessor at the address then fixed for the payment of rent, and either party may by like notice at any time and from time to time designate different addresses to which notices shall be sent. Notices given in accordance with these provisions shall be deemed received when mailed.

     24. GENERAL: Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal or agent or of partnership or of joint venture or of any association between Lessor and Lessee, it being expressly understood and agreed that neither any provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Lessor and Lessee other than the relationship of Lessor and Lessee. No waiver of any default of Lessee hereunder shall be implied from any omission by Lessor to take any action on account

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of such default if such default persists or is repeated and no express waiver shall affect any default other than the default specified in the express waiver, and that only for the time and to the extent therein stated. One or more waivers of any covenant, term or condition of this Lease by Lessor shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by Lessor to or of any act by Lessee requiring Lessor's consent or approval shall not be deemed to waive or render unnecessary Lessor's consent or approval to or of any subsequent similar act by Lessee. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Lessee and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances by assumed as though in each case fully expressed. The laws of the State of Kentucky shall govern the validity, performance and enforcement of this Lease. The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Lessor and by Lessee. The marginal headings of the several paragraphs contained herein are for convenience

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only and do not define, limit or construe the contents of such paragraphs.

     25. MODIFICATION: This Lease constitutes the whole agreement by and between the parties hereto, and there are no terms, obligations, covenants, provisions or conditions other than as contained and set forth in this Lease, except Lessor's regulations referred to above. No modifications or variations of this Lease and of the terms, provisions, covenants and conditions hereof shall be deemed valid, unless reduced to writing and attached hereto as a part hereof, signed by both parties hereto.

     26. SUCCESSORS AND ASSIGNS: The terms, covenants and conditions hereof shall be binding upon and inure to the successors in interest and assigns of the parties hereto.

     27. QUIET POSSESSION: If Lessee shall discharge the obligations and comply with each and all of the covenants, conditions, terms and provisions of this Lease to be kept, done, and performed by it, then Lessor shall provide and Lessee shall have and enjoy, during the term of this Lease, the quiet possession of the Premises, the building constructed thereon, as hereinafter provided, together with all appurtenances thereto belonging, for the uses and purposes hereinabove described.

     28. HAZARDOUS MATERIALS; INDEMNITY: Lessee shall not cause or permit any Hazardous Material(s), as hereinafter defined, to be brought upon, kept, used or disposed in or about the Premises

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by Lessee, its agents, employees, contractors or invitees, but specifically excluding Lessor (the "Responsible Parties"), without the prior written consent of Lessor (which Lessor shall not unreasonably withhold provided that Lessee demonstrates to Lessor's reasonable satisfaction that such Hazardous Material is necessary or useful to Lessee's business and will be used, stored and disposed of in accordance with all applicable laws, rules and regulations relating to such materials). Should the Responsible Party violate the provisions of the preceding sentence, or if the presence of Hazardous Materials on the Premises, caused or permitted by the Responsible Party, results in contamination of the Premises, or if the presence of Hazardous Material on the Premises otherwise results in injury to persons or property, Lessee shall indemnify, defend and hold Lessor harmless from any and all claims, judgments, or settlements of any nature, including but not limited to, a claim for damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises or other affected property, damages for the loss or restriction on use of rentable or usable space of any amenity of the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise out of or in connection with Hazardous Materials on the Premises.

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This indemnification of Lessor by Lessee includes, without limitation, costs of any clean-up, remedial, removal or restoration work, including, but not limited to, soil and groundwater clean-up or remediation, required by any federal, state or local governmental agency or political subdivision because of Hazardous Material brought upon, kept, used or disposed in or about the Premises by the Responsible Parties. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by the Responsible Parties results in any contamination of the Premises, Lessee shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided that Lessor's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld, and provided that such actions are in accord with all applicable laws. Notwithstanding any other provision hereof, Lessee shall have no liability for any Hazardous Material, or any clean-up costs in connection therewith, existing on the Premises prior to the execution of this Lease. Lessee shall cause a Phase I environmental assessment (the "Pre-Lease Assessment") to be conducted by an environmental consulting firm of Lessee's choice (the "Environmental Consultant") at Lessee's sole cost and expense (except that Lessor agrees to contribute $500.00 towards

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the cost of the Pre-Lease Assessment).  Lessee shall also cause a second Phase I environment assessment (the "Post-Lease Assessment") to be conducted by the Environmental Consultant at the end of the Lease term at Lessee's sole cost and expense. Lessee agrees that the results of the Pre-Lease Assessment and/or the Post-Lease Assessment, absent other evidence provided by Lessee to Lessor, shall not necessarily absolve Lessee from its liability to Lessor hereunder. Both the Pre-Lease Assessment and the Post-Lease Assessment shall name both the Lessor and Lessee as beneficiaries thereunder. Lessor represents and warrants to Lessee that no underground storage tank ("UST") has been installed on the property (the "Property") of which the Premises are a part during the approximately thirty (30) years in which Lessor has owned the Property. Furthermore, no UST, to the best of Lessor's knowledge, has ever been on the Property, which Property was farmland prior to its acquisition by Lessor.

          As used herein, the term Hazardous Material(s) means any toxic or hazardous substance, material or waste which is or becomes regulated by any local governmental authority, the Commonwealth of Kentucky or the United States Government. The term "toxic or hazardous substances" includes, without limitation, any material or substance which is (i) defined as a "hazardous substance" or a "pollutant or contaminant" under KRS 224.01-400, (ii) petroleum,
(iii) asbestos, (iv) designated as a

"hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. 1321), (v) defined as a "hazardous waste" pursuant to
Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 ET SEQ. (42 U.S.C. 6903), (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 ET SEQ. (42 U.S.C. 9601) or (vii) defined as a "regulated substance" pursuant to Subchapter IX, Solid Waste Disposal Act (Regulation of Underground Storage Tanks), 42 U.S.C. 6901 ET SEQ., (viii) substances regulated by the Hazardous Material Transportation Act, 49 U.S.C. 1801 ET SEQ., and (ix) substances regulated under the Toxic Substances Control Act, 15 U.S.C. 2601 ET SEQ.

          This indemnification and hold harmless shall survive the termination of this Lease for whatever reason and shall inure to the benefit of Lessor, its heirs, successors and assigns.

     29. OPTION TO RENEW. Lessor hereby grants to Lessee two options to renew the within Lease (i) once (the "First Option") for a period of six (6) months, commencing April 29, 1996 and ending October 28, 1996 (the "First Option Term"); and (ii) once (the "Second Option") for a period of six (6) months commencing October 29, 1996 and ending April 28, 1997, both upon the same terms and conditions as this Lease. Notice of the exercise of the First Option shall be in writing delivered to Lessor on or before three (3) months prior to the expiration of the original one (1) year term hereof; and notice of the exercise of the Second Option shall be in writing delivered to Lessor on or before three (3) months prior to the expiration of the First Option Term.

     IN WITNESS WHEREOF, Lessor and Lessee have hereunto executed this Lease and affixed their seals as of the day and year first above written.

                                   LESSOR:   DIXIE WAREHOUSE & CARTAGE CO.

                                   By: /s/
                                      -----------------------------------

                                   Title:  Chairman
                                         --------------------------------

                                   LESSEE:  ELECTRONIC ARTS, INC.

                                   By:  /s/ James F. Healey
                                      -----------------------------------

                                   Title:  VP, Operations
                                         --------------------------------

                                    EXHIBIT A

                    ELECTRONIC ARTS TENANT IMPROVEMENTS*  **

1)    CD-ROM Clean Room
2)    Demising Wall
3)    Cabling/Elect.
4)    Dock Leveler Elect.
5)    A/C for Computer Room
6)    Office Repairs & Extm.
7)    Office Exit Steps



* Electronic Arts is to provide Dixie with a detailed account of the nature and scope of these improvements within fourteen (14) calendar days from the date of execution of the Lease Agreement. The Lease Agreement shall be subject to the approval by both parties of the nature and scope of the improvements set forth in Exhibits A and B.



**   Dixie will handle Electronic Arts' tenant improvements except for
Cabling/Elect. (3) with a 10% handling fee on construction costs.

                                    EXHIBIT B

                          DIXIE TENANT IMPROVEMENTS*

1)    Restroom
2)    Handicapped Ramp
3)    Air/Heat Office
4)    Dock Leveler/Spr (2)
5)    Entrance/Extron
6)    Office Repair






* Dixie is to provide Electronic Arts with a detail account of the nature and scope of these improvements within fourteen (14) calendar days from the date of execution of the Lease Agreement. The Lease Agreement shall be subject to the approval by both parties of the nature and scope of the improvements set forth in Exhibits A and B.

                                    EXHIBIT C


James Healey
Vice President Operations
Electronic Arts Inc.
1450 Fashion Island Boulevard
San Mateo, California 9444-2064



    -and-

Pamela Samson
Director of Operations
Electronic Arts Inc.
1450 Fashion Island Boulevard
San Mateo, California 94404-2064